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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-000000. The table below will help determine the number to give the payer.


FOR THIS TYPE OF ACCOUNT:                                                  GIVE THE SOCIAL SECURITY NUMBER OF:
----------------------------------------------------------------  -----------------------------------------------------
       1.  An individual's account                                The individual

       2.  Two or more individuals (joint account)                The actual owner of the account or, if combined
                                                                    funds, any one of the individuals(1)

       3.  Husband and wife (joint account)                       The actual owner of the account or, if joint funds,
                                                                    either person(1)

       4.  Custodian account of a minor (Uniform Gift to Minors   The minor(2)
             Act)

       5.  Adult and minor (joint account)                        The adult or, if the minor is the only contributor,
                                                                    the minor(1)

       6.  Account in the name of guardian or committee for a     The ward, minor, or incompetent person(3)
             designated ward, minor or incompetent person

       7.  a.  The usual revocable savings trust account          The grantor-trustee(1)
                (grantor is also trustee)

           b.  So-called trust account that is not a legal        The actual owner(1)
                or valid trust under state law

       8.  Sole proprietorship account                            The owner(4)

       9.  A valid trust, estate, or pension trust                The legal entity (Do not furnish the identification
                                                                    number of the personal representative or trustee
                                                                    unless the legal entity itself is not designated in
                                                                    the account title)(5)

      10.  Corporate account                                      The corporation

      11.  Religious, charitable, or educational organization     The organization
             account

      12.  Partnership account                                    The partnership

      13.  Association, club or other tax-exempt organization     The organization

      14.  A broker or registered nominee                         The broker or nominee

      15.  Account with the Department of Agriculture in the      The public entity
             name of a public entity (such as a State or local
             government, school district, or prison) that
             receives agricultural program payments


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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.
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(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER:

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.


    - A common trust fund operated by a bank under section 584(a) of the Code.


    - An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the Untied States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.
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    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.


    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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                     PAYER'S NAME: THE CHASE MANHATTAN BANK

                               Part I--Please provide your TIN           Part III--
                               in the box at right and certify
                               by signing and dating below.        Social Security Number
                                                                             OR
 SUBSTITUTE                                                        Employer Identification
                                                                           Number
                                                                   (If awaiting TIN write
                                                                       "Applied For")
 FORM W-9
                               Part II--For Payees Exempt From Backup Withholding, see the
                               enclosed Guidelines for Certification of Taxpayer
                               Identification Number on Substitute Form W-9 and complete as instructed therein.
 Department of the Treasury    CERTIFICATION--Under penalties of perjury, I certify that:
 Internal Revenue Service      (1)  The Number shown on this form is my correct Taxpayer
                                    Identification Number (or I am waiting for a number to
                                    be issued to me); and
                               (2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS)
                                    that I am subject to backup withholding as a result of a
                                    failure to report all interest or dividends, or the IRS
                                    has notified me that I am no longer subject to backup
                                    withholding.
 PAYER'S REQUEST FOR TAXPAYER
 IDENTIFICATION NUMBER (TIN)
                               CERTIFICATE INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or
                               dividends on your tax return. However, if after being
                               notified by the IRS that you were subject to backup
                               withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed
                               Guidelines.)
                                                           Name
                                                      (Please Print)
                               SIGNATURE DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
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     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TIN.
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number with sixty (60) days, 31% of all payments with respect to the Old Notes or the New Notes made to me thereafter will be withheld until I provide a number.
SIGNATURE ____________________________________________________ DATE ____________